1 Cano Health 4Q22 Financial Supplement March 1, 2023

2 Disclaimer GENERAL: This presentation (“Presentation”) is for informational purposes only to assist investors, prospective investors and other parties (“Recipients”) in making their own evaluation with respect to Cano Health, Inc. (“Cano Health” or the “Company”, “our” or words of similar import). The information contained herein does not purport to be all‐inclusive, and neither the Company nor any of its nor any of its respective affiliates, directors, officers, employees, agents, shareholders or advisors (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the information contained in this Presentation. Certain information contained in this Presentation relates to or is based on studies, publications, surveys, and the Company’s own internal estimates and research. To the extent available, the industry, market and competitive position data contained in this Presentation are sourced from official or third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. The Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in this Presentation may be sourced from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the markets in which the Company operates. This data and its underlying methodology and assumptions have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this Presentation. In addition, certain data and other information included in this Presentation are based on a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. The Company has not yet completed its quarter and year-end financial close processes for the quarter and year ended December 31, 2022. The preliminary, estimated financial results presented herein have not been audited and are based on information currently available to the Company. Accordingly, such results are subject to revision as a result of the Company’s completion of its normal quarter and year-end accounting closing procedures, including customary reviews and approvals, completion by the Company's independent registered public accounting firm of its audit of such financial statements, asset recoverability accounting analysis, the execution of its internal controls over financial reporting, final adjustments and other developments arising between now and the time that our financial results for the three months and year ended December 31, 2022 are finalized. As such, the Company's actual results may materially vary from the preliminary results presented in this Presentation. FORWARD-LOOKING STATEMENTS: Statements made in this Presentation that reflect our current view about future events and financial performance are hereby identified as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements can be identified by terms and phrases such as “guidance,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions, and include, without limitation, our anticipated results of operations, including our financial guidance for the 2023 fiscal year, including total membership, total revenue, medical cost ratio, Adjusted EBITDA, total medical centers, interest expense, stock-based compensation expense, de novo losses and capital expenditures, our business strategies, our projections with respect to third-party medical costs and capitated revenue, and our expectations regarding membership growth; our prospects and plans, and other aspects of our operations or operating results. We caution readers of this Presentation that such “forward-looking statements,” including without limitation, those relating to our future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this Presentation or in other statements attributable to us, are necessarily estimates reflecting our judgment, assumptions and estimates which are inherently uncertain and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which it will operate in the future and there can be no assurance that the information or data contained in this Presentation is reflective of the Company’s actual future performance to any degree. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward‐looking statements include, among other, a wide variety of significant business, economic, competitive, and other risks, and uncertainties, including, but not limited to, various factors beyond management's control including general economic, market and industry conditions and other risks, as well as factors associated with companies, such as the Company, that are engaged in the healthcare industry; competition in the Company’s industry; changes to federal and state laws and regulations; failure to develop new technology and products; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to predict and control our medical cost ratio; our ability to integrate our acquisitions and achieve desired synergies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; developments and uncertainties related to the DCE program; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to access new capital through sales of shares of our Class A common stock or issuance of indebtedness, which may harm our liquidity and/or our ability to grow our business; and our ability to recruit and retain qualified team members and independent physicians. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties This Presentation also contains certain financial “guidance” information, which constitutes forward‐looking information, and includes certain estimates and assumptions about expected medical costs and savings and recent acquisitions and other transactions and should not be relied upon as necessarily being indicative of future results. Actual results may differ materially from the results contemplated by the financial “guidance” information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation as to the accuracy or completeness of such information or by any person that the results reflected in such guidance will be achieved. This Presentation speaks as of the date hereof or as of any such other date as expressly identified in this presentation and shall not be deemed to be an indication of the state of affairs of, or the absence of any change or development in, the Company at any other point in time.

3 Disclaimer (cont.) NON-GAAP FINANCIAL MEASURES: This Presentation uses certain non-GAAP measures such as Adjusted EBITDA, whose most directly comparable GAAP measure is net loss. These non-GAAP measures are not substitutes for their most directly comparable GAAP measures. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such financial information in this Presentation or any related discussion should not be regarded as a representation or warranty by the Company or any of its Representatives as to the accuracy or completeness of such information’s portrayal of the Company’s financial condition or results of operations and should not be relied upon in the absence of reviewing the Company’s GAAP results, such as those presented in its Form 10-Ks and Form 10-Qs. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We believe that Adjusted EBITDA provides useful supplemental information in evaluating the performance of our business and provide greater understanding with respect to the results of our operations. We also believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out interest expense, taxes, amortization, depreciation, certain non-recurring charges unrelated to operating performance and certain other adjustments. The Company's management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool, when used in combination with GAAP measures, for our management and investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Management believes that the non-GAAP financial measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the non- GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Accordingly, the Company believes that the presentation of the non-GAAP measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC. A reconciliation of the Company’s non-GAAP measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.” However, pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC’s Regulation S-K, we have not reconciled our expectations as to Adjusted EBITDA for future periods to net loss, its most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP net loss. You should review our financial statements filed with the SEC, and not rely on any single financial measure to evaluate our business. See the Appendix for further information on the definition of Adjusted EBITA and reconciliations to its most directly comparable GAAP measures.

4 Transforming patient care by delivering superior primary care services through access, quality, and wellness We are a high-touch, tech-enabled, population health management company with a powerful combination of medical centers and services making healthcare more accessible and affordable Industry-leading independent primary care provider company Technology-driven population heath management Patient-focused medical centers adapted to the local community ++

5 Cano Health’s Long-term Investment Thesis We serve our nation’s rapidly growing senior population so they can live longer, healthier lives Primary care is a critical service and a necessary part of our nation’s healthcare system Over 95% of our revenue is recurring as monthly payments from payors to provide for the healthcare needs of our members Nearly all our revenue comes from federal and state governments, either directly or through health plans Our value-based primary care model is increasingly recognized as a potential solution to our nation’s ever-rising healthcare expenditures Future of Healthcare Delivery is Value Based Strong Government Funding Support Recurring Revenue Critical Service Large & Growing Market

4Q 2022 Highlights and Full Year 2023 Guidance

4Q22 Total Revenue

$680M +38% y-y

Reflects continued membership growth and operational expansion

Year-End 2022 Total Membership

310K, +36% y-y

Medicare capitated membership 180K, +42% y-y

4Q22 Adjusted EBITDA[1]

$35.7M vs. $11.1M prior year

Net loss of ($301.7M) in 4Q22 unfavorably impacted by a non-cash goodwill impairment of ($323.0M)

4Q22 and FY 2022 Total MCR[2] of 76.1% and 79.1%, respectively

Excluding Medicare DCE[3], 4Q22 and FY 2022 MCR of 71.7% and 75.1%, respectively, down ~600 bps and ~460 bps year-over-year

Admissions per Thousand (APTs) were ~7% lower in 2022, compared to 2021

2023 guidance reflects focus on optimizing existing operations

Adjusted EBITDA[1] of $75M to $85M, excluding de novo losses[4]

- Total membership 375K to 385K, up 21% to 24% y-y
- Total revenue $3.10B to $3.25B, up 13% to 19% y-y
- Medical cost ratio 81.0% to 82.0%, up 190 bps to 290 bps y-y

Seek to maximize long-term shareholder value

Operating strategy expected to unlock embedded profitability in our medical centers

- Adequately capitalize the business
- Increase capacity utilization at existing medical centers
- Optimize our value-based platform to improve the balance sheet and cash from operations

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation table in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(2) Medical Cost Ratio (MCR) = Third-party Medical Costs / Capitated Revenue
(3) Medicare Direct Contracting Entity program
(4) The Company plans to significantly reduce de novo investments in 2023. Therefore, the Company is revising its definition of Adjusted EBITDA beginning January 1, 2023, to no longer add back de novo losses.

CanoHealth

6

Secured $150 Million Term Loan Facility to Improve Liquidity

Investors in the 2023 Term Loan include Diameter Capital Partners and Rubicon Founders

Highlights of the Transaction[1]

- $150 million senior secured term loan, maturing November 23, 2027
- Ranks *pari passu* in right of payment and lien priority with indebtedness under the existing senior credit facilities
- Interest Rate:
  - Years 1 and 2: 14% per annum, payable quarterly in cash or in-kind, at the Company's election, as an addition to the principal balance
  - Thereafter: 13% per annum, payable quarterly in cash
- Warrants:
  - The Company issued warrants to the investors to purchase up to approximately 29.5 million shares of Class A common stock
  - Exercisable at a price of $0.01 until February 24, 2028

Liquidity and Leverage[2]

- Liquidity at 2/28/2023 of ~$179 million, comprised of:
  - Unrestricted cash of ~$18 million
  - 2023 Term Loan net proceeds of ~$140 million
  - Available revolver balance of ~$21 million
- In 2023, the First Lien Net Leverage ratio is expected to remain below the limit set by the Company's credit agreements
- Long-term capital management strategy is focused on reducing long-term debt and leverage ratios over time through improved Adjusted EBITDA and cash flow

CanoHealth

(1) See Current report on Form 8-K filed with the SEC on February 27, 2023 for more information regarding the 2023 Term Loan
(2) Based on management's current expectations. There is no assurance that management will be able to reduce long-term debt and leverage ratios.

7

8 National Care Platform : Access, Quality, and Wellness within a capitated payment model Operating Model : Flexible – Medical centers and affiliates with staff and services reflecting the communities we serve Growth Avenues : Maintain optionality – build, buy, manage – de novo, acquire, existing centers and affiliates Strategic Objective : Obtain speed, scale, and density QUALITY WELLNESSACCESS Transportation Cano@Home/Telehealth 24/7 Urgency Line Classes Cano Life Physiotherapy Disease Management Care Coordination Preventive Screenings BUILD MANAGEBUY Physician Practice Acquisitions Affiliated Practices De Novo Centers Expand Existing Centers National Care Platform… …with a Flexible Growth Model A Differentiated Value-Based Primary Care Model Existing Centers

9 Geographic Footprint (1) Includes Puerto Rico from 2019 onward Note: Number of expected medical centers in 2023 is an estimate based on management’s internal projections, and is subject to change Affiliates onlyMedical Centers & Affiliates Opened 42 medical centers in FY 2022 Expect to increase total medical centers by 5 in FY 2023 Strategically focused on Florida and optimizing existing center capacity 2018 2019 2020 2021 2022 2023E States (1) 1 2 4 9 10 10 Medical Centers 19 35 71 130 172 177 Members 25K 42K 106K 227K 310K 375K-385K ~1,900 employed & affiliate providers in 9 states + Puerto Rico Cano Health Medical Centers State 2020 2021 1Q22 2Q22 3Q22 4Q22 Florida 64 101 106 110 110 123 Texas 4 11 11 13 15 16 Nevada 3 8 9 9 9 14 California -- 4 4 4 6 7 Illinois -- 4 4 4 7 8 New Mexico -- 2 3 3 3 3 Puerto Rico -- -- -- -- 1 1 Total 71 130 137 143 151 172

Guidance for Full Year 2023

	FY 2023 March 1, 2023	FY 2022 Actual
Total Membership	375,000 - 385,000	309,590
Total Revenues	$3.10B - $3.25B	$2.74B
Medical Cost Ratio (MCR) (1)	81% - 82%	79.1%
Adjusted EBITDA(2)(3) – *new definition*	$75M - $85M	$74M
Total Medical Centers	177	172

Cano Health plans to reduce de novo investments in 2023. As of January 1, 2023, de novo losses will no longer be included as an adjustment in calculating Adjusted EBITDA(2) in future periods

Raising 2022 total MCR range to 81.0% to 82.0%, primarily driven by a higher proportion of ACO REACH members, which typically have a higher MCR than other service lines

Additional guidance for full year 2023:

- Interest expense: ~$100 million
  - ~$90 million cash interest
  - ~$10 million non-cash interest (2023 Term Loan PIK)
- Stock-based compensation expense: ~$50 million
- Capital expenditures: ~$15 million

(1) Medical Cost Ratio = Third Party Medical Costs / Capitated Revenue
(2) Adjusted EBITDA is a non-GAAP financial measure. For periods beginning January 1, 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation tables in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(3) The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of the most comparable GAAP measure.

CanoHealth

10

11 Appendix

12 Members 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 75,488 103,812 112,309 118,348 119,105 123,768 128,731 140,353 Medicare DCE - 8,054 7,777 7,651 41,201 40,179 39,615 39,183 Total Medicare 75,488 111,866 120,086 125,999 160,306 163,947 168,346 179,536 Medicaid 21,801 25,178 63,871 66,500 67,982 70,254 73,865 76,717 ACA 19,606 18,994 26,706 34,506 41,045 47,324 52,385 53,337 Total Members 116,895 156,038 210,663 227,005 269,333 281,525 294,596 309,590 % Total 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 65% 67% 53% 53% 45% 44% 44% 45% Medicare DCE - 5% 4% 3% 15% 14% 13% 13% Total Medicare 65% 72% 57% 56% 60% 58% 57% 58% Medicaid 19% 16% 30% 29% 25% 25% 25% 25% ACA 16% 12% 13% 15% 15% 17% 18% 17% Total Members 100% 100% 100% 100% 100% 100% 100% 100% Revenue PMPM 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Medicare Advantage $979 $990 $1,151 $1,098 $1,249 $1,196 $1,127 $1,084 Medicare DCE - 1,221 1,349 1,261 1,379 1,362 1,215 1,374 Total Medicare 979 1,010 1,163 1,108 1,283 1,238 1,148 1,150 Medicaid 615 612 271 258 257 223 191 213 ACA 44 14 47 43 58 48 40 36 Total $760 $801 $753 $706 $839 $787 $718 $718 Membership Mix and PMPM: 1Q21 – 4Q22 Note: Differences in the included tables are due to rounding and are not significant.

13 Membership Medical Centers and Affiliates: 1Q22 – 4Q22 (1) Medicare DCE members within our medical centers and affiliates are approximate. Note: Differences in the included tables are due to rounding and are not significant. Members 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 65,579 68,760 70,744 76,717 Medicare DCE(1) 5,133 4,981 4,833 4,689 Medicaid 65,769 67,887 71,505 74,272 ACA 40,921 47,324 52,385 53,337 Total Medical Center 177,402 188,952 199,467 209,015 Medicare Advantage 53,526 55,008 57,987 63,636 Medicare DCE(1) 36,068 35,198 34,782 34,494 Medicaid 2,337 2,367 2,360 2,445 Total Affiliate 91,931 92,573 95,129 100,575 Total Members 269,333 281,525 294,596 309,590 % of Total Members 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 24% 24% 24% 25% Medicare DCE 2% 2% 2% 2% Medicaid 24% 24% 24% 24% ACA 15% 17% 18% 17% Total Medical Center 66% 67% 68% 68% Medicare Advantage 20% 20% 20% 21% Medicare DCE 13% 13% 12% 11% Medicaid 1% 1% 1% 1% Total Affiliate 34% 33% 32% 32% Total Members 100% 100% 100% 100%

14 Revenue Mix: 1Q21 – 4Q22 $ Millions 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 220.2 255.8 388.6 380.8 442.7 436.0 432.2 434.2 Medicare DCE - 29.2 30.6 29.1 172.5 166.6 145.7 162.5 Total Medicare 220.2 285.0 419.2 409.9 615.2 602.6 578.0 596.6 Medicaid 38.6 43.7 50.7 50.7 52.0 46.2 41.9 48.8 ACA 2.5 0.8 3.8 3.9 7.1 6.7 6.0 5.7 Total Capitated Revenue 261.3 329.5 473.7 464.6 674.4 655.5 625.9 651.2 Fee-for-Service and Other Revenue 13.2 14.1 25.2 27.7 30.0 33.9 39.1 29.2 Total Revenue 274.6 343.6 498.9 492.2 704.3 689.4 665.0 680.4 % Total 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Medicare Advantage 80% 74% 78% 77% 63% 63% 65% 64% Medicare DCE 0% 9% 6% 6% 25% 24% 22% 24% Total Medicare 80% 83% 84% 83% 87% 87% 87% 88% Medicaid 14% 13% 10% 10% 7% 7% 6% 7% ACA 1% 0% 1% 1% 1% 1% 1% 1% Total Capitated Revenue 95% 96% 95% 94% 96% 95% 94% 96% Fee-for-Service and Other Revenue 5% 4% 5% 6% 4% 5% 6% 4% Total Revenue 100% 100% 100% 100% 100% 100% 100% 100% Note: Differences in the included tables are due to rounding and are not significant.

Financial Summary: 1Q21 – 4Q22

$ Millions	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Capitated Revenue	261.4	329.5	473.8	464.6	674.4	655.5	625.9	651.2
Fee-for-Service and Other Revenue	13.2	14.1	25.2	27.7	30.0	33.9	39.1	29.2
Total Revenue	**274.6**	**343.6**	**498.9**	**492.2**	**704.4**	**689.4**	**665.0**	**680.4**
Third-Party Medical Costs	195.0	291.8	381.3	362.9	535.8	541.3	489.6	495.7
Direct Patient Expense	34.2	35.6	50.4	59.2	60.7	52.6	63.9	77.7
SG&A	35.0	47.2	76.6	93.3	96.6	106.2	111.8	107.8
Adjusted EBITDA – prior definition(1)	**17.5**	**(15.2)**	**13.6**	**11.1**	**45.0**	**29.4**	**42.5**	**35.7**
Adjusted EBITDA – new definition(1)	**11.7**	**(23.7)**	**3.4**	**(4.9)**	**29.2**	**9.9**	**18.2**	**16.3**

YoY Change	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Capitated Revenue	101%	98%	88%	87%	158%	99%	32%	40%
Fee-for-Service and Other Revenue	74%	93%	147%	172%	127%	140%	56%	5%
Total Revenue	**99%**	**98%**	**91%**	**91%**	**156%**	**101%**	**33%**	**38%**
Third-Party Medical Costs	129%	161%	106%	99%	175%	86%	28%	37%
Direct Patient Expense	84%	57%	62%	104%	77%	48%	27%	31%
SG&A	67%	116%	180%	177%	175%	125%	46%	16%
Adjusted EBITDA – prior definition(1)	**20%**	**(181%)**	**(36%)**	**(38%)**	**160%**	**293%**	**208%**	**221%**
Adjusted EBITDA – new definition(1)	**(12%)**	**(233%)**	**(82%)**	**(135%)**	**150%**	**142%**	**435%**	**433%**

CanoHealth

(1) Adjusted EBITDA is a non-GAAP financial measure. For 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and slides 17 to 19 for definitions and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
Note: Differences in the included tables are due to rounding and are not significant.

15

Margin Analysis: 1Q21 – 4Q22

% Total Revenue (except as noted)	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Medical Cost Ratio(1)	74.6%	88.6%	80.5%	78.1%	79.5%	82.6%	78.2%	76.1%
Direct Patient Expense Ratio	12.5%	10.4%	10.1%	12.0%	8.6%	7.6%	9.6%	11.4%
SG&A Ratio (excl. Stock Comp)	12.7%	12.7%	13.5%	15.9%	11.8%	12.8%	15.1%	14.1%
Adjusted EBITDA Margin – prior definition(2)	**6.4%**	**(4.4%)**	**2.7%**	**2.3%**	**6.4%**	**4.3%**	**6.4%**	**5.2%**
Adjusted EBITDA Margin – new definition(2)	**4.2%**	**(6.9%)**	**0.7%**	**(1.0%)**	**4.1%**	**1.4%**	**2.7%**	**2.4%**

YoY bp change	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Medical Cost Ratio(1)	910	2,130	692	452	482	(602)	(228)	(198)
Direct Patient Expense Ratio	(102)	(268)	(181)	81	(385)	(276)	(50)	(58)
SG&A Ratio (excl. Stock Comp)	(247)	13	301	303	(97)	12	164	(184)
Adjusted EBITDA Margin – prior definition(2)	**(421)**	**(1,521)**	**(544)**	**(475)**	**2**	**869**	**362**	**299**
Adjusted EBITDA Margin – new definition(2)	**(533)**	**(1,715)**	**(668)**	**(635)**	**(10)**	**835**	**205**	**340**

CanoHealth

(1) Medical Cost Ratio = Third-party Medical Costs / Capitated Revenue
(2) Adjusted EBITDA is a non-GAAP financial measure. For 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and slides 17 to 19 for definitions and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(3) Note: Differences in the included tables are due to rounding and are not significant.

16

Non-GAAP Financial Measures Reconciliation

	($ in millions)	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
	Net income (loss)	**(16.1)**	**(36.3)**	**(64.8)**	**0.5**	**(0.1)**	**(14.6)**	**(112.0)**	**(301.7)**
	Interest expense, net	10.6	9.7	16.0	14.9	13.3	13.1	16.4	19.6
	Income tax expense (benefit)	0.7	(2.0)	0.5	0.8	1.0	0.8	(1.2)	1.5
	Depreciation and amortization expense	5.8	7.9	17.0	18.7	19.0	19.8	25.3	26.4
	EBITDA(1)	**1.1**	**(20.7)**	**(31.3)**	**34.9**	**33.3**	**19.2**	**(71.5)**	**(254.2)**
A	Stock-based compensation	0.1	3.6	9.5	14.8	13.8	17.8	11.0	12.1
	Goodwill impairment loss	0.0	0.0	0.0	0.0	0.0	0.0	0.0	323.0
B	De novo losses	5.8	8.5	10.2	16.0	15.8	19.5	24.3	19.4
C	Transaction costs	9.8	17.0	12.4	8.9	9.9	7.8	6.7	10.5
D	Restructuring and other	0.4	2.8	2.3	2.4	2.6	1.0	5.2	1.4
E	Change in fair value of contingent consideration	0.3	(0.5)	(3.9)	(7.5)	(4.7)	(5.8)	0.9	4.5
F	Loss on extinguishment of debt	0.0	13.2	0.0	(0.1)	1.4	0.0	0.0	0.0
G	Change in fair value of warrant liabilities	0.0	(39.2)	14.6	(58.3)	(27.2)	(30.2)	65.7	(81.2)
	Adjusted EBITDA-prior definition(1)	**17.5**	**(15.2)**	**13.6**	**11.1**	**45.0**	**29.4**	**42.5**	**35.7**
	Reconciliation of the prior definition of Adjusted EBITDA to new definition of Adjusted EBITDA:								
B	Less: De novo losses	(5.8)	(8.5)	(10.2)	(16.0)	(15.8)	(19.5)	(24.3)	(19.4)
	Adjusted EBITDA-new definition (1)	**11.7**	**(23.7)**	**3.4**	**(4.9)**	**29.2**	**9.9**	**18.2**	**16.3**

A Represents non-cash compensation charges

B Represents costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility

C Represents legal expenses, professional fees, and expenses directly related to staff needed to support acquisition activity

D Includes one-time legal, IT, severance and various other non-recurring items

E Represents the non-cash change in the value of contingent considerations related to acquired practices

F Represents costs related to amended or previously repaid debt

G Represents non-cash impact from change in warrant liabilities

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies.

(2) Adjusted EBITDA is a non-GAAP financial measure. For 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and slides 17 to 19 for definitions and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.

Note: Differences in the included tables are due to rounding and are not significant.

CanoHealth

17

Non-GAAP Financial Measures Reconciliation

	($ in millions)	FY2020	FY2021	FY2022
	Net income (loss)	**(71.1)**	**(116.7)**	**(428.4)**
	Interest expense, net	33.7	51.3	62.5
	Income tax expense (benefit)	0.7	0.0	2.2
	Depreciation and amortization expense	18.5	49.4	90.6
	EBITDA[(1)]	**(18.2)**	**(16.0)**	**(273.1)**
A	Stock-based compensation	0.5	28.0	54.8
	Goodwill impairment loss	0.0	0.0	323.0
B	De novo losses	8.7	40.6	79.0
C	Transaction costs	43.3	48.3	34.4
D	Restructuring and other	2.4	7.9	10.8
E	Change in fair value of contingent consideration	0.1	(11.7)	(5.0)
F	Loss on extinguishment of debt	23.3	13.1	1.4
	Change in fair value of embedded derivatives	12.8	0.0	0.0
G	Change in fair value of warrant liabilities	0.0	(82.9)	(72.8)
	Adjusted EBITDA[(1)(2)] *prior definition*	**72.8**	**27.3**	**152.5**
	Reconciliation of the prior definition of Adjusted EBITDA to new definition of Adjusted EBITDA:			
B	Less: De novo losses	(8.7)	(40.6)	(79.0)
	Adjusted EBITDA[(1)(2)] *modified definition*	**64.2**	**(13.3)**	**73.5**

A Represents non-cash compensation charges

B Represents costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility

C Represents legal expenses, professional fees, and expenses directly related to staff needed to support acquisition activity

D Includes one-time legal, IT, severance and various other non-recurring items

E Represents the non-cash change in the value of contingent considerations related to acquired practices

F Represents costs related to amended or previously repaid debt

G Represents non-cash impact from change in warrant liabilities

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies

(2) Adjusted EBITDA is a non-GAAP financial measure. For 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and slides 17 to 19 for definitions and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.

Note: Differences in the included tables are due to rounding and are not significant.

CanoHealth

18

19 Newly-modified Adjusted EBITDA definition • See “Disclaimers – Non-GAAP Financial Measures” presented earlier. • The Company presents Adjusted EBITDA to exclude the impact on EBITDA from certain gains/losses, such as non-cash stock-based compensation expense, non-cash goodwill impairment loss, and certain other non-operating items that are not directly attributable to the Company's underlying operating performance, such as acquisition, integration and divestiture transaction costs (including corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on the early extinguishment of debt, changes in fair value of warrant liabilities, results and gains/losses on discontinued operations and other miscellaneous expenses. • The Company presents Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and the elimination of the effects of certain charges that are not directly attributable to the Company's underlying performance can facilitate an understanding of the Company’s business and results of operations. Previously included De Novo losses: • For periods through December 31, 2022, in calculating Adjusted EBITDA, the Company had excluded the impact of “de novo losses,” which consist of those costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility. These costs collectively are higher than comparable expenses incurred once such a facility has been opened and is generating revenue, and would not have been incurred unless a new facility was being opened. • The Company plans to reduce its de novo investments in 2023 and will streamline the definition of Adjusted EBITDA beginning January 1, 2023. Therefore, de novo losses will no longer be included as an adjustment in calculating Adjusted EBITDA in future periods. Under the new definition, Adjusted EBITDA would have been $73.5 million, ($13.3) million and $64.2 million for the years ended December 31, 2022, 2021 and 2020, respectively, compared to reported Adjusted EBITDA of $152.5 million, $27.3 million and $72.8 million with de novo losses included for the years ended December 31, 2022, 2021 and 2020, respectively.

20 0 5 10 15 20 25 0 50 100 150 200 250 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total Admissions Per 1,000 COVID-19 Admissions Per 1,000 0.3 21.1 Cano Health Total vs. COVID-19 Hospital Admissions Average Monthly Hospital Admissions Per 1,000 A verage D aily C O V ID -1 9 A d m issio n s Per 1 ,0 0 0A ve ra ge D ai ly T o ta l A d m is si o n s Pe r 1 ,0 0 0 Source: Cano Health company data, as of February 13, 2023. Includes acquired members, as of November 2022 Note: Prior period data adjusted for claims lag 2021 2022

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